EPICEPT CORPORATION AND MAXIM PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
      The following unaudited pro forma condensed consolidated financial statements give effect to the merger of EpiCept Corporation (EpiCept) and Maxim Pharmaceuticals, Inc. (Maxim) in a transaction to be accounted for as an asset purchase by EpiCept. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of EpiCept and Maxim as of December 31, 2005, giving effect to the merger as if it occurred on December 31, 2005. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2005 combines the historical consolidated statement of operations of EpiCept for the twelve months ended December 31, 2005 with the historical consolidated statement of operations of Maxim for the year ended September 30, 2005, adjusted to exclude the results of operations for the three months ended December 31, 2004 and to include the results of operations for the three months ended December 31, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 give effect to the merger as if it occurred on January 1, 2005 and reflect only pro forma adjustments expected to have a continuing impact on the results of operations.
      These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the period presented or that may be realized in the future. To produce the unaudited pro forma financial information, EpiCept preliminarily allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information in preparing a preliminary value. To the extent there are significant changes to Maxim’s business, the assumptions and estimates herein could change significantly. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies.

EPICEPT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2005

			Pro Forma	Note 3	Pro Forma
	EpiCept	Maxim	Adjustments	Reference	Consolidated

		(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents:	$403	$5,718	—		$6,121
Investments in marketable securities	—	11,299	—		11,299
Prepaid expenses & other current assets	64	984	—		1,048

Total current assets	467	18,001	—		18,468
Property & equipment, net	58	1,820	1,894	Q	3,772
Restricted cash and cash equivalents	—	264	—		264
Deferred financing and acquisition costs	2,205	—	(2,193)	E	12
Patents & licenses, net	—	5,003	(5,003)	D	—
Intangible assets			643	S	643
Other assets	17	129	—		146

Total assets	$2,747	$25,217	$(4,659)		$23,305

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,192	$1,879	—		5,071
Accrued expenses	2,664	2,286	1,552	F	6,825
			(1,347)	G
			1,670	B
Warrant liability	35	—	(35)	H	—
Notes and loans payable, current portion	11,547	137	(9,524)	G	2,160
Deferred revenue, current portion	2,764	17	(17)	W	2,764

Total current liabilities	20,202	4,319	(7,701)		16,820
Notes and loans payable	4,705	—	(2,418)	G	2,287
Deferred revenue	5,416	—	—		5,416
Accrued & contingent interest	1,354	—	—		1,354

Total long term liabilities	11,475	—	(2,418)		9,057

Total liabilities	31,677	4,319	(10,119)		25,877

Commitments
Redeemable convertible preferred stock	26,608	—	(26,608)	I	—

Warrants	4,584	—	(4,584)	J	—

Shareholders’ (deficit) equity:
Convertible preferred stock	8,226	—	(8,226)	I	—
Common stock	1	28	(28)	C	7
			6	A,G,I,J
Additional paid-in capital	150	404,888	(404,888)	C	107,214
			35	H
			4,584	J
			34,830	I
			13,289	G
			41,388	A
			8,569	K
			2,362	L
			2,000	M
			7	Y
Accumulated deficit	(67,740)	(383,933)	383,933	C	(109,034)
			(1,552)	F
			(8,569)	K
			(2,362)	L
			(2,000)	M
			(65)	E
			(26,739)	R
			(7)	Y
Accumulated other comprehensive loss	(684)	(85)	85	C	(684)
Treasury stock	(75)	—	—		(75)

Total shareholders’ (deficit) equity	(60,122)	20,898	36,652		(2,572)

Total liabilities and shareholders’ (deficit) equity	$2,747	$25,217	$(4,659)		$23,305

EPICEPT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Year Ended December 31, 2005

			Pro Forma	Note 3	Pro Forma
	EpiCept	Maxim	Adjustments	Reference	Consolidated

Revenue	$828	$1,323	$—		$2,151

Operating expenses:
General and administrative	5,783	9,894	749	X	16,426
Business development and marketing	—	1,525			1,525
Research and development	1,846	12,952	379	N	15,483
			199	X
			107	T
Provisions for note receivable and loan guarantee to/for officers	—	418			418

Total operating expenses	7,629	24,789	1,434		33,852
Loss from operations	(6,801)	(23,466)	(1,434)		(31,701)
Other income (expense):
Interest and investment income	19	621	—		640
Foreign exchange gain	357	—	—		357
Interest expense	(1,906)	(28)	896	U	(1,038)
Change in value of warrants and derivatives	832		(832)	V	—
Other	—	(1)			(1)

Other income (expense), net	(698)	592	64		(42)

Loss before benefit for income taxes	(7,499)	(22,874)	(1,370)		(31,743)
Benefit for income taxes	284	—	—		284

Net loss	(7,215)	(22,874)	(1,370)		(31,459)
Redeemable convertible preferred stock dividends	(1,254)	—	1,254	P	—

Loss attributable to common stockholders	$(8,469)	$(22,874)	$(116)		$(31,459)

Basic and diluted loss per share	$(4.95)	$(0.80)			$(1.60)
Weighted average shares outstanding	1,710,306	28,523,151	(10,566,426)	O	19,667,031

EPICEPT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation
      On September 6, 2005, EpiCept and Maxim signed an Agreement and Plan of Merger under which a wholly-owned subsidiary of EpiCept will merge with and into Maxim in a transaction to be accounted for as an asset purchase by EpiCept. The assets and liabilities of Maxim will be recorded as of the acquisition date of January 4, 2006 at their estimated fair values. The reported consolidated financial condition and results of operations of EpiCept after completion of the merger will reflect these values. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Maxim common stock outstanding at the closing of the merger was exchanged for 0.203969 of a share of EpiCept common stock, plus cash in lieu of fractional shares. In addition, certain options and warrants to purchase Maxim common stock that were outstanding on the closing date will be assumed by EpiCept and will thereafter constitute an option or warrant to acquire the number of shares of EpiCept common stock determined by multiplying the number of shares of Maxim common stock subject to the option or warrant immediately prior to the merger by 0.203969, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Maxim option or warrant divided by 0.203969, rounded up to the nearest whole cent. Each of these options and warrants will be subject to the same terms and conditions that were in effect for the related Maxim options and warrants. The merger closed January 4, 2006. On September 5, 2005, EpiCept’s stockholders approved a one-for-four reverse stock split of its common stock, which was contingent on the merger with Maxim. The reverse stock split occurred immediately prior to the completion of the merger on January 4, 2006. All references to common stock and per common share amounts for all periods have been retroactively restated to reflect the reverse split.

2.	Purchase Price
      A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of EpiCept shares issued	$40,389
Estimated fair value of Maxim stock options exchanged for EpiCept stock options	621
Estimated fair value of Maxim warrants exchanged for EpiCept warrants	378

Subtotal	41,388
Estimated transaction costs incurred by EpiCept	3,800

Estimated purchase price	$45,188

      The fair value of the EpiCept shares used in determining the purchase price was $7.33 per share, which is the implied price of EpiCept common stock based on (i) the average closing price of Maxim common stock on the two full trading days immediately preceding the public announcement of the merger, the trading day the merger was announced and the two full trading days immediately following such public announcement and (ii) the exchange ratio of 0.203969. The fair value of the EpiCept stock options and warrants exchanged was determined by using the Black-Scholes option pricing model with the following assumptions: stock price of $7.33, which is the value ascribed to the EpiCept shares in determining the purchase price; volatility of 85%; risk-free interest rate of 3.67%; and an expected life of 4.0 years.

      The estimated purchase price has been allocated based on a preliminary valuation of Maxim’s tangible and intangible assets and liabilities based on their estimated fair values as of December 31, 2005 (table in thousands):

Cash and cash equivalents	$17,017
Other assets	984
Property and equipment	3,714
Other assets	393
In-process technology	26,739
Intangible assets (assembled workforce)	643
Total current liabilities	(4,302)

Total	$45,188

      The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of January 4, 2006.
      The purchase price allocation will remain preliminary until EpiCept completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.
      The estimated fair value attributed to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the closing date of the merger, had not reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of Ceplene, Maxim’s drug currently in Phase III development for the treatment of advanced myeloid leukemia. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and Food and Drug Administration, or FDA, or European Agency for the Evaluation of Medicinal Products, or EMEA, approval for each research project. In-process research and development was expensed immediately following completion of the merger.

3.	Pro Forma Adjustments
      (A) To record the value of the EpiCept common stock, stock options and warrants issued in the merger. Cash paid in lieu of fractional shares was not significant.
      (B) To record the estimated EpiCept transactions costs of $3.8 million less $2.1 million incurred as of December 31, 2005. Transactions costs incurred by Maxim were expensed as incurred.
      (C) To eliminate Maxim’s historical stockholders’ equity accounts.
      (D) To eliminate Maxim’s capitalized patents and license acquisition costs.
      (E) To adjust EpiCept’s deferred financing and acquisition costs to reflect the reduction in Senior Notes outstanding upon the completion of the merger and the acquisition costs applied in the purchase accounting.
      (F) To reflect the estimated liabilities assumed by EpiCept related to the change of control severance agreements. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item was recorded as an expense immediately following completion of the merger.

      (G) To reflect the conversion of EpiCept’s tbg convertible loan of $2.4 million, bridge loan of $4.8 million, $3 million of March 2005 Senior Notes, $2 million of November 2005 Senior Notes and accrued interest of $1.4 million and $0.3 million in debt discount into common stock upon completion of the merger.
      (H) To eliminate the liability for warrants issued in connection with the March 2005 Senior Notes issuance. Warrants associated with $3 million of March 2005 Senior Notes converting into common stock will be canceled. Warrants associated with $1 million of March 2005 Senior Notes were exercised upon the completion of the merger.
      (I) To reflect the conversion of EpiCept preferred stock into common stock upon completion of the merger.
      (J) To reflect the exercise of the Preferred Stock bridge warrants upon completion of the merger.
      (K) To record the beneficial conversion feature arising from certain anti-dilution adjustments to EpiCept’s preferred stock as a result of the exercise of the bridge warrants. This item was recorded as a charge immediately following completion of the merger.
      (L) To record the impact of the contingent beneficial conversion feature related to the conversion of $3 million of EpiCept’s March 2005 Senior Notes into common stock at a discount to the fair value of EpiCept common stock. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item was recorded as an expense upon completion of the merger.
      (M) To record the impact of the contingent beneficial conversion feature related to the conversion of $2 million of EpiCept’s November 2005 Senior Notes into common stock at a discount to the fair value of EpiCept common stock. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item was recorded as an expense upon completion of the merger.
      (N) To adjust amounts related to Maxim’s patent costs.
      (O) To record the following adjustments:

Year Ended
December 31, 2005

To eliminate Maxim’s historical weighted average shares outstanding	(28,523,151)
To reflect the issuance of EpiCept shares to Maxim stockholders’ to effect the merger	5,817,839
To reflect the issuance of EpiCept shares for the conversion of EpiCept’s preferred stock, convertible loans and exercise of warrants	12,138,886

Pro Forma Adjustments weighted average shares outstanding	(10,566,426)

      (P) To eliminate the redeemable convertible preferred stock dividends.
      (Q) To record the adjustment of Maxim’s property and equipment at fair value. (See Note 2)
      (R) To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed consolidated statement of operations. However, this item was recorded as an expense immediately following completion of the merger.
      (S) To record the estimated fair value of intangible assets acquired in the merger.
      (T) To record amortization of fair value of assembled workforce over its remaining estimated useful life.
      (U) To eliminate 2005 interest expense on debt converted into common stock upon the completion of the merger.

      (V) To adjust the change in value of the warrants and derivatives upon the conversion of $3 million of the March 2005 Senior Notes. Warrants associated with $1 million of the March 2005 Senior Notes were exercised upon the completion of the merger.
      (W) To eliminate Maxim’s deferred revenue associated with a licensing agreement.
      (X) To record the amortization and depreciation on tangible assets acquired over their remaining estimated useful life. EpiCept recorded additional depreciation resulting from the upward adjustment of Maxim’s property and equipment to reflect it at estimated fair value.
      (Y) To record the change in fair value of warrants arising from the exercise into EpiCept common stock of 22,096 warrants issued in connection with the March 2005 Senior Notes.